                                 EXHIBT 10.J.
                                 JOSTENS, INC.
                          DEFERRED COMPENSATION PLAN
                                 1998 REVISION








                                      As Amended Effective as of January 1, 1998

                                  JOSTENS, INC.
                           DEFERRED COMPENSATION PLAN
                                  1998 REVISION

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.  DESCRIPTION ...................................................    1

       1.1. Plan Name .....................................................    1
       1.2. Plan Purposes .................................................    1
       1.3. Plan Type .....................................................    1
       1.4. Plan Background ...............................................    1

ARTICLE 2.  PARTICIPATION .................................................    2

       2.1. Eligibility ...................................................    2
       2.2. Transfer Among Participating Employers ........................    2
       2.3. Multiple Employment ...........................................    2
       2.4. Ceasing to be Eligible ........................................    3
       2.5. Condition of Participation ....................................    3
       2.6. Termination of Participation ..................................    3

ARTICLE 3.  BENEFITS ......................................................    4

       3.1. Participant Accounts ..........................................    4
       3.2. Deferral Credits ..............................................    4
       3.3. Earnings Credits ..............................................    7
       3.4. Vesting .......................................................    8
       3.5. Current Election by Qualified Director ........................    8

ARTICLE 4.  DISTRIBUTION ..................................................   10

       4.1. Distribution to Participant ...................................   10
       4.2. Distribution to Beneficiary ...................................   13
       4.3. Limitations on Share Distributions ............................   14
       4.4. Payment in Event of Incapacity ................................   14

ARTICLE 5.  SOURCE OF PAYMENTS:  NATURE OF INTEREST .......................   15

       5.1. Establishment of Trust ........................................   15
       5.2. Source of Payments ............................................   15
       5.3. Status of Plan ................................................   15
       5.4. Non-assignability of Benefits .................................   16

ARTICLE 6.  ADOPTION, AMENDMENT, TERMINATION ..............................   17

       6.1. Adoption ......................................................   17
       6.2. Amendment .....................................................   17
       6.3. Termination of Participation ..................................   17
       6.4. Termination ...................................................   18

ARTICLE 7.  DEFINITIONS, CONSTRUCTION AND INTERPRETATION ..................   19

       7.1. Account .......................................................   19
       7.2. Active Participant ............................................   19
       7.3. Administrator .................................................   19
       7.4. Affiliated Organization .......................................   19
       7.5. Annual Bonus ..................................................   19
       7.6. Base Compensation .............................................   19
       7.7. Board .........................................................   20
       7.8. Beneficiary ...................................................   20
       7.9. Cash Account ..................................................   20
       7.10. Change of Control ............................................   20
       7.11. Code .........................................................   21
       7.12. Company ......................................................   21
       7.13. Cross Reference ..............................................   21
       7.14. Effective Date ...............................................   21
       7.15. ERISA ........................................................   21
       7.16. Exchange Act .................................................   21
       7.17. Governing Law ................................................   22
       7.18. Headings .....................................................   22
       7.19. Long- Term Incentive Payout ..................................   22
       7.20. Market Price .................................................   22
       7.21. Merger Date ..................................................   22
       7.22. Number and Gender ............................................   22
       7.23. Participant ..................................................   22
       7.24. Participating Employer .......................................   22
       7.25. Plan .........................................................   23
       7.26. Plan Year ....................................................   23
       7.27. Plan Rules ...................................................   23
       7.28. Qualified Director ...........................................   23
       7.29. Qualified Employee ...........................................   23
       7.30. Restricted Stock Unit Subaccount .............................   23
       7.31. Shares .......................................................   23
       7.32. Share Account ................................................   23
       7.33. Termination of Employment ....................................   24
       7.34. Trust ........................................................   24
       7.35. Trustee ......................................................   24
       7.36. Unforeseeable Emergency ......................................   24

ARTICLE 8.  ADMINISTRATION ................................................   25

       8.1. Administrator .................................................   25
       8.2. Plan Rules and Regulations ....................................   25
       8.3. Administrator's Discretion ....................................   25

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       8.4. Specialist's Assistance .......................................   25
       8.5. Indemnification ...............................................   25
       8.6. Benefit Claim Procedure .......................................   25
       8.7. Disputes ......................................................   26

ARTICLE 9.  MISCELLANEOUS .................................................   28

       9.1. Withholding and Offsets .......................................   28
       9.2. Other Benefits ................................................   28
       9.3. No Warranties Regarding Tax Treatment .........................   28
       9.4. No Rights to Continued Service Created ........................   28
       9.5. Successors ....................................................   28

                                  JOSTENS, INC.
                           DEFERRED COMPENSATION PLAN
                                  1998 REVISION


                                     ARTICLE
                                       1.
                                   DESCRIPTION

1.1. PLAN NAME.

     The name of the Plan is the "Jostens, Inc. Deferred Compensation Plan."

1.2. PLAN PURPOSES.

     The purposes of the Plan are (a) to provide Active Participants with the opportunity to defer receipt of a portion of the Base Compensation and, in the case of Active Participants who are Qualified Employees, the Annual Bonus and Long-Term Incentive Payout, that would otherwise be payable to them, (b) to permit Active Participants who are Qualified Directors to elect to receive current Base Compensation in the form of Shares and (c) to provide for the annual grant to Participants who are Qualified Directors of restricted stock units through credits to their Share Accounts pursuant to the Plan.

1.3. PLAN TYPE.

     The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for Qualified Directors and a select group of management or highly compensated employees. It is intended that, with respect to participation by Qualified Directors, ERISA will not apply to the Plan and that, with respect to participation by Qualified Employees, the Plan is exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

1.4. PLAN BACKGROUND.

      (a) The Company adopted the Jostens, Inc. Directors' Deferred
          Compensation Plan effective as of January 1, 1995. The Company adopted the Jostens, Inc. Officers' Deferred Compensation Plan effective as of January 1, 1996

      (b) Effective as of the Merger Date, the Jostens, Inc. Directors' Deferred Compensation Plan and the Jostens, Inc. Officers' Deferred Compensation Plan were restated in the manner set forth in the instrument entitled "Jostens, Inc. Deferred Compensation Plan" to reflect the merger of the plans.

      (c) Effective as of January 1, 1998, the Plan was restated in the manner set forth in the 1998 Revision.

                                     ARTICLE
                                       2.
                                  PARTICIPATION

2.1. ELIGIBILITY.

      (a) Each individual who is a Qualified Employee on the first day of a Plan Year is eligible to make deferral elections pursuant to Sections 3.2(a), 3.2(b) and 3.2(c) with respect to the Plan Year. Each individual who is a Qualified Director on the first day of a Plan Year is eligible to make deferral elections pursuant to Section 3.2(a) with respect to the Plan Year. Each individual who is a Qualified Director on the date as of which a credit is made pursuant to Section 3.2(g) is eligible to have such credit made to his or her Account.

      (b) At any time during a Plan Year, the Administrator may determine that an individual who became a Qualified Employee or Qualified Director after the first day of the Plan Year is eligible to make a deferral election pursuant to Section 3.2(a), but not Section 3.2(b) or Section 3.2(c), with respect to the remainder of the Plan Year.

      (c) A Participant who, pursuant to Section 3.2(b)(iii) or Section 3.2(c)(iii), has revoked a deferral election in connection with an Unforeseeable Emergency or, pursuant to Section 4.1(d)(iii), has received a distribution due to an Unforeseeable Emergency, is not eligible to elect additional deferrals (of Base Salary, Annual Bonus or Long-Term Incentive Payout) with respect to the remainder of the Plan Year during which the revocation occurs or distribution is received and the immediately following Plan Year.

      (d) In conjunction with his or her initial election to participate in the Plan, a Participant must elect, in accordance with Section 4.1(a), whether his or her Account, other than his or her Restricted Stock Unit Subaccount, will be distributed following his or her termination of employment in the form of a lump sum payment or installment payments. Such election is irrevocable and applies to all benefits distributed to the Participant pursuant to the Plan except for benefits attributable to his or her Restricted Stock Unit Subaccount.

2.2. TRANSFER AMONG PARTICIPATING EMPLOYERS.

     A Qualified Employee Active Participant who transfers employment from one Participating Employer to another Participating Employer and who continues to be a Qualified Employee after the transfer will, for the duration of the Plan Year during which the transfer occurs, continue to participate in the Plan, in accordance with the election in effect for the portion of the Plan Year before the transfer, as a Qualified Employee of such other Participating Employer.

2.3. MULTIPLE EMPLOYMENT.

     A Qualified Employee Active Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of a single deferral election pursuant to Section 3.2 applied separately to his or her Base Compensation, Annual Bonus and Long-Term Incentive Payout from each such Participating Employer.

2.4. CEASING TO BE ELIGIBLE.

     An Active Participant who, during a Plan Year, is determined by the Administrator to have ceased to be a Qualified Employee or Qualified Director is not eligible for further deferral credits for the Plan Year pursuant to Section
3.2 other than such credits relating to Base Compensation with respect to the period prior to such cessation.

2.5. CONDITION OF PARTICIPATION.

     Each Qualified Employee and Qualified Director, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, including, but not limited to, the reserved right of the Company to amend or terminate the Plan and the provisions of Section 8.7, and must furnish to the Administrator such pertinent information, and must execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

2.6. TERMINATION OF PARTICIPATION.

     A Participant will cease to be such as of the date on which he or she is not then eligible to make deferrals and his or her entire Account balance has been distributed.

                                    ARTICLE
                                      3.
                                   BENEFITS

3.1. PARTICIPANT ACCOUNTS.

     For each Participant, the Administrator will establish and maintain a Cash Account, a Share Account or both to evidence amounts credited with respect to the Participant pursuant to Sections 3.2 and 3.3 or credited to the corresponding account under the Jostens, Inc. Directors' Deferred Compensation Plan immediately prior to the Merger Date. Amounts credited to a Qualified Director Participant's Share Account pursuant to Section 3.2(g) will be credited to a separate subaccount within such Account called the Restricted Stock Unit Subaccount. If a Qualified Employee Participant makes deferrals with respect to Base Compensation, Annual Bonus or Long-Term Incentive Payout from more than one Participating Employer, deferrals attributable to each such Participating Employer will be credited to separate subaccounts within the appropriate Account.

3.2. DEFERRAL CREDITS.

(a) Base Compensation deferrals will be made in accordance with the following rules:

      (i) An Active Participant may elect to defer a portion of his or her Base Compensation for a Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules. Any percentage so elected will automatically apply to the Participant's Base Compensation as adjusted from time to time.

     (ii) An election made pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified by the Administrator which is prior to the first day of the Plan Year to which the election relates or, in the case of an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(b), within 30 days after the Administrator's determination.

    (iii) One time during a Plan Year, a Participant may elect to increase or decrease the rate or amount of deferrals made pursuant to this subsection for the remainder of the Plan Year. In the case of an Active Participant who is a Qualified Employee, the modification will be effective as of the first day of the first payroll period that follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly completed form. In the case of an Active Participant who is a Qualified Director, the modification will be effective with respect to any payment of Base Compensation that (a) follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly completed form and (b) relates to services as a Qualified Director after the date on which the Administrator receives such notice.

     (iv) In addition to the modification permitted pursuant to clause (3), an Active Participant may revoke a deferral election made pursuant to this subsection at any time. In the case of an Active Participant who is a Qualified Employee, the revocation will be effective as of the first day of the first payroll period that follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly complete form. In the case of an Active Participant who is a Qualified Director, the revocation will be effective with respect to any payment of Base Compensation that (a) follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly completed form and (b) relates to services as a Qualified Director after the date on which the Administrator receives such notice. Upon making a revocation, the Active Participant will be unable to make further deferrals of Base Compensation until the first following Plan Year in which he or she is again determined by the Administrator to be eligible to make deferrals.

      (v) Any election, modification or revocation pursuant to this subsection applies only to Base Compensation relating to services performed after the effective date of the election, modification or revocation.

(b) Annual Bonus deferrals by an Active Participant who is a Qualified Employee will be made in accordance with the following rules:

      (i) An Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(a) may elect to defer a portion of his or her Annual Bonus for the Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules.

     (ii) An election made by a Participant pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified in Plan Rules but not later than the last day of the Plan Year immediately preceding the Plan Year in which the Annual Bonus is earned.

    (iii) An election pursuant to this Subsection (b) relating to the deferral of an Annual Bonus is irrevocable after the latest date by which it must be received by the Administrator to be effective; provided, first, that an Active Participant may revoke a deferral election made pursuant to this subsection in connection with an Unforeseeable Emergency in which case no further deferrals (of Base Compensation, Annual Bonus or Long-Term Incentive Payout) will be made with respect to the Participant for the remainder of the Plan Year in which the revocation is made and the next following Plan Year; or, second, that if a Participant terminates employment with all Affiliated Organizations or otherwise ceases to be a Qualified Employee before the date as of which an Annual Bonus deferral is credited to his or her Account, other than in connection with a divestiture contemplated by Section 4.1(d)(ii) in which the Participant is covered in a successor plan, the deferral election with respect to such Annual Bonus will automatically be revoked as of the date of the Participant's termination of employment or on which he or she ceases to be a Qualified Employee, as the case may be.

(c) Long-Term Incentive Payout deferrals by an Active Participant who is a Qualified Employee will be made in accordance with the following rules:

      (i) An Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(a) may elect to defer a portion of his or her Long-Term Incentive Payout for the Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules.

     (ii) An election made by a Participant pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified in Plan Rules but not later than the first day of the Plan Year immediately preceding the Plan Year in which the Long-Term Incentive Payout would have been paid to the Participant but for his or her election.

    (iii) An election pursuant to this Subsection (c) relating to the deferral of a Long-Term Incentive Payout is irrevocable after the latest date by which it must be received by the Administrator to be effective; provided, first, that an Active Participant may revoke a deferral election made pursuant to this subsection in connection with an Unforeseeable Emergency in which case no further deferrals (of Base Compensation, Annual Bonus or Long-Term Incentive Payout) will be made with respect to the Participant for the remainder of the Plan Year in which the revocation is made and the next following Plan Year; and, second, that if a Participant terminates employment with all Affiliated Organizations or otherwise ceases to be a Qualified Employee before the date as of which a Long-Term Incentive Payout deferral is credited to his or her Account, other than in connection with a divestiture contemplated by Section 4.1(d)(ii) in which the Participant is covered in a successor plan, the deferral election with respect to such Long-Term Incentive Payout will automatically be revoked as of the date of the Participant's termination of employment or on which he or she ceases to be a Qualified Employee, as the case may be.

(d) In conjunction with each deferral election made pursuant to Subsection (a) and each deferral election made pursuant to Subsection (b) (or an election made pursuant to the Jostens, Inc. Directors' Deferred Compensation Plan or Jostens, Inc. Officers' Deferred Compensation Plan prior to the Merger Date and in effect immediately prior to the Merger Date), an Active Participant must elect, in accordance with and subject to Plan Rules, how the deferral is to be allocated among his or her Cash Account and Share Account. Except as provided in Section 3.3(c), such an election is irrevocable after the latest date by which the deferral election to which it relates must be received by the Administrator to be effective.

(e) Any deferral pursuant to Subsection (c) will be allocated between a Participant's Cash Account and Share Account in the same proportion as the Long-Term Incentive Payout is paid in cash and Shares, respectively, as specified in the award agreement.

(f) Deferrals of an Active Participant's Base Compensation, Annual Bonus and Long-Term Incentive Payout pursuant to this section will be credited to his or her Cash Account or Share Account, as the case may be, as of the first day of the month first following the date on which the Participant would have otherwise received the Base Compensation, Annual Bonus or Long-Term Incentive Payout but for his or her deferral election pursuant to this section. Such credits to a Participant's Cash Account will be in United States dollars in an amount equal to the amount of the deferral allocated to the Cash Account by the Participant. Such credits to a Participant's Share Account will be the number of full and fractional shares determined by dividing the United States dollar amount of the deferral allocated by the Participant to the Share Account by the Market Price on the date as of which the credit is made. If an Active Participant's Base Compensation, Annual Bonus or Long-Term Incentive Payout would otherwise be paid in a currency other than United States dollars, the Administrator will convert from such other currency into United States dollars in accordance with Plan Rules.

(g) As of the first day of the calendar quarter first following the date of the Company's annual shareholders meeting, the Restricted Stock Unit Subaccount of each Participant who is then a Qualified Director will be credited with the number of full and fractional shares determined by dividing an amount equal to 50 percent of the retainer payable by the Company to Qualified Directors at the annual rate then in effect by the Market Price on the date as of which the credit is made.

(h) In conjunction with the termination of the Company's Non-Employee Directors Retirement Program effective immediately after the end of the Company's annual meeting on October 24, 1996, the Account of each individual listed on Exhibit A to the Plan will be credited with the amount set forth with respect to the individual on Exhibit A representing the entire value of his or her interest under the Non-Employee Directors Retirement Program. The credit will be made as of January 2, 1997, and will be allocated between the individual's Share Account and his or her Cash Account in accordance with a separate written election made by the individual pursuant to Plan Rules; provided, that if the individual fails to make such a separate written election, the credit will be allocated between the individual's Share Account and his or her Cash Account in accordance with his or her most recent election pursuant to Section 3.2(d) or, in the absence of such an election, to the individual's Cash Account. If an individual listed on Exhibit A has not, prior to October 24, 1996, otherwise made an election pursuant to Section 2.1(d) regarding the form of his or her distribution in connection with his or her initial election to participate in the Plan, the individual must, not later than December 3,1 1996, make such election on a form provided by the Administrator; provided that if such an individual who has not otherwise made an election pursuant to Section 2.1(d) has ceased to be a member of the Company's board of directors on or before October 24, 1996, his or her Account will be distributed in the form of quarterly installment payments for a period of four years commencing in accordance with Section 4.1(b) and with the amount of each installment payment determined in accordance with the applicable provisions of Section 4.1(c).

3.3. EARNINGS CREDITS.

     (a) CASH ACCOUNT. As of the last day of each calendar month, a Participant's Cash Account will be credited with earnings for the month at a rate equal to the monthly equivalent of one percent plus the annual rate shown for United States Treasury Notes with an original maturity of not less than seven years and with a remaining maturity closest to seven years in the "representative mid-afternoon over-the-counter quotations supplied by the Federal Reserve Bank of New York City, based on transactions of $1 million or more," as reported in THE WALL STREET JOURNAL. The rate to be paid during each calendar month will be fixed for the month as of the first business day of the month.

     (b)  SHARE ACCOUNT.

          (i) As of the first day of the calendar quarter first following the date on which dividends are paid on Shares, a Participant's Share Account will be credited with that number of full and fractional Shares determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Shares credited to the Share Account on the record date for such dividend payment had then been registered in his or her name by the Market Price on the date as of which the credit is made.

          (ii) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the Company's corporate structure or Shares, the Administrator will make such adjustment, if any, as the Administrator may deem appropriate in the number and kinds of Shares credited to Share Accounts.

     (c)  ALLOCATION CHANGES.

          (i) Subject to Section 3.3(c)(ii), one time during a Plan Year an Active Participant who would otherwise have deferrals credited to his or her Share Account during the Plan Year (attributable to either deferrals of Base Compensation for the Plan Year pursuant to Section 3.2(a) or a deferral of an Annual Bonus for the prior Plan Year pursuant to Section 3.2(b) which has not yet been credited to his or her Share Account pursuant to Section 3.3(b)) may elect to have all such deferrals instead credited to his or her Cash Account. Such election will be effective for deferrals credited during such Plan Year pursuant to Section 3.2 as of a date that follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly completed form.

          (ii) Section 3.3(c)(i) does not apply to amounts credited to a Participant's Share Account pursuant to Section 3.2(c) or a Participant's Restricted Stock Unit Subaccount pursuant to
               Section 3.2(g).

3.4. VESTING.

     Each Participant always has a fully vested nonforfeitable interest in his or her Account.

3.5. CURRENT ELECTION BY QUALIFIED DIRECTOR.

     (a) An Active Participant who is a Qualified Director may elect to receive any portion of his or her Base Compensation for a Plan Year that is not subject to a deferral election pursuant to Section 3.2(a) in the form of Shares. The election must be made in accordance with an is subject to Plan Rules.

     (b) An election made pursuant to this section will not be effective unless it is made on a properly completed form received by the Administrator by a date specified by the Administrator which is prior to the first day of the Plan Year to which the election relates.

     (c) An Active Participant may revoke an election made pursuant to this section at any time. The revocation will be effective with respect to any payment of Base Compensation that follows by at least 30 days (or such shorter period as Plan Rules may allow) the Administrator's receipt of a properly completed form.

     (d) If an Active Participant has elected to receive Base Compensation in the form of Shares, Base Compensation covered by the election will be deposited into an account established on behalf of the Active Participant in the Company's dividend reinvestment plan. The deposit will be made on or as soon as administratively practicable after the first day of the calendar quarter following the calendar quarter during which the Base Compensation would have been paid in cash but for the Active Participant's election pursuant to this section.

                                     ARTICLE
                                       4.
                                  DISTRIBUTION

4.1. DISTRIBUTION TO PARTICIPANT.

     (a) FORM.

          (i) CASH ACCOUNT. A Participant's Cash Account will be distributed to the Participant in the form of a lump sum payment or quarterly installment payments for a period not to exceed ten years, as elected by the Participant in conjunction with his or her initial election to participate in the Plan. Any distribution from a Participant's Cash Account will be made in cash.

          (ii) SHARE ACCOUNT. A Participant's Restricted Stock Unit Subaccount will be distributed to the Participant in the form of a lump sum payment. The remainder of a Participant's Share Account will be distributed to the Participant in the form of a lump sum payment or annual installment payments for a period not to exceed ten years, as elected by the Participant in conjunction with his or her initial election to participate in the Plan. Subject to
               Section 4.3, any distribution from a Participant's Share Account will be made in full Shares and cash in lieu of any fractional Share.

     (b) TIME. Distribution to a Participant will be made or commence on or as soon as administratively practicable after the first day of the calendar quarter that follows by six months the date on which the Participant terminates employment or ceases to be a member of the Company's board of directors.

     (c)  AMOUNT.

          (i)  CASH ACCOUNT.

               1. LUMP SUM. The amount of a lump sum payment from a Participant's Cash Account will be equal to the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made.

               2. INSTALLMENTS. The amount of an installment payment from a Participant's Cash Account will be determined by dividing the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made by the total number of remaining payments (including the current payment).

          (ii) SHARE ACCOUNT.

               1. LUMP SUM. A lump sum distribution from a Participant's Share Account will consist of the number of full Shares credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made plus cash in lieu of any fractional share then credited to the Account in an amount based on the Market Price on that date.

               2. INSTALLMENTS. Installment distributions from a Participant's Share Account, other than the final distribution, will consist of the number of Shares determined by dividing the number of full and fractional Shares credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made by the total number of remaining payments (including the current payment) and rounding the quotient to the next higher full share. The amount of the final payment will be determined in accordance with clause 1.

     (d) SPECIAL RULES. The provisions of this subsection apply notwithstanding Subsection (a), (b) or (c) or any election by a Participant to the contrary.


          (i) NONDEDUCTIBILITY. If the Administrator determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliated Organization for a taxable year of the Affiliated Organization would not be deductible by the Affiliated Organization solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by the Administrator to ensure that the entire amount of any distribution to the Participant is deductible, the Administrator may defer all or any portion of the distribution. Any amounts deferred pursuant to this subsection will continue to be credited with earnings in accordance with Section 3.3. The deferred amounts and earnings thereon will be distributed to the Participant, or to his or her Beneficiary in the case of the Participant's death, at the earliest possible date, as determined by the Administrator in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliated Organization during which the distribution is made will not be limited by Code section 162(m).

          (ii) DIVESTITURES.

               1. If some or all of the assets of a Participating Employer are sold or otherwise disposed of to an unrelated third party, other than in connection with a Change of Control, the Administrator may, but is not required to, cause to be distributed the Account of any Qualified Employee Participant whose employment with all Affiliated Organizations is terminated in connection with the sale or disposition unless the acquirer adopts a successor plan which is substantially similar to the Plan in all material respects and expressly assumes the Participating Employer's obligation to provide benefits to the Participant, in which case the Participating Employer will cease to have any obligation to provide benefits to the Participant pursuant to the Plan as of the effective date of the assumption. Any such distribution will be made in the form of a lump sum payment as soon as administratively practicable after the date of the sale or disposition. Any distribution from a Participant's Cash Account will be made in cash and, subject to Section 4.3, any distribution from a

                    Participant's Share Account will be made in full Shares and cash in lieu of any fractional Share. The amount of the payment will be determined in accordance with Subsection
                    (c).

               2. If a Participating Employer ceases to be an Affiliated Organization, unless otherwise provided in an agreement between an Affiliated Organization and the Participating Employer or an Affiliated Organization and an unrelated third-party acquirer:

                    (A) a Participant who is employed with the Participating Employer or

                    (B) a Participant who is not employed with the Participating Employer but has an Account balance attributable to service with the Participating Employer as a Qualified Employee will not become entitled to his or her Account balance attributable to service with the Participating Employer as a Qualified Employee solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliated Organization, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to Section 3.3.

         (iii) WITHDRAWALS DUE TO UNFORESEEABLE EMERGENCY. A distribution will be made to a Participant from his or her Cash Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator or (b) the balance of the Cash Account as of the date of the distribution determined in accordance with Subsection
               (c). The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

          (iv) CHANGE OF CONTROL. Upon the occurrence of a Change of Control--

               1. A Participant's Cash Account will be distributed to the Participant in a lump sum cash payment on the effective date of the Change of Control. The amount of the payment will be determined in accordance with Subsection (c).

               2. A Participant's Share Account will be distributed to the Participant in a lump sum cash payment in lieu of Shares on the effective date of the Change of Control. The amount of the payment will be equal to the number of full and fractional Shares then credited to the Participant's Share Account multiplied by the greater of (i) the highest price per Share paid for the purchase of Shares in connection with the Change of Control or (ii) the highest Market Price paid during the 30-day period immediately preceding the Change of Control.

     (e) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

4.2. DISTRIBUTION TO BENEFICIARY.

     (a) FORM. In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant's Cash Account will be made in cash and any distribution from a Participant's Share Account will be made in full Shares and cash in lieu of any fractional Share.

     (b) TIME. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death.

     (c) AMOUNT. The amount of the payment will be determined in accordance with Section 4.1(c).

     (d) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

     (e)  BENEFICIARY DESIGNATION.

          (i) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the election and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

          (ii) If a Participant--

               1.   fails to designate a Beneficiary, or

               2. revokes a Beneficiary designation without naming another Beneficiary, or

               3. designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, for all or any portion of his or her Account, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

         (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

4.3. LIMITATIONS ON SHARE DISTRIBUTIONS.

     Notwithstanding any other provision of the Plan to the contrary, neither a Participating Employer nor the Trustee is required to issue or distribute any Shares under this Plan, and a distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the Plan, unless
(a) there is in effect with respect to such Shares a registration statement under the Securities Act of 1933 and any applicable state securities laws or an exemption from such registration under the Securities Act of 1933 and applicable state securities laws and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company deems necessary or advisable. A Participating Employer or the Trustee may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

4.4. PAYMENT IN EVENT OF INCAPACITY.

     If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.

                                    ARTICLE
                                       5.
                     SOURCE OF PAYMENTS; NATURE OF INTEREST

5.1. ESTABLISHMENT OF TRUST.

     A Participating Employer may establish a Trust, or may be covered by a Trust established by another Participating Employer, with an independent corporate trustee. The Trust must (a) be a grantor trust with respect to which the Participating Employer is treated as the grantor for purposes of Code section 677, (b) not cause the Plan to be funded for purposes of Title I of ERISA and (c) provide that the Trust assets will, upon the insolvency of a Participating Employer, be used to satisfy claims of the Participating Employer's general creditors. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

5.2. SOURCE OF PAYMENTS.

     (a) Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or Section 6.3 or 6.4 attributable to a Participant's Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

     (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.

     (c) To the extent a Participating Employer other than the Company fails for any reason to pay any benefit pursuant to the Plan when it is due and the benefit is not paid by the Trustee from the Trust, the Company will pay the unpaid portion of the benefit in accordance with the terms of the Plan as if it were the Participating Employer obligated to pay the benefit pursuant to Subsection (a).

5.3. STATUS OF PLAN.

     Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Participating Employers and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Shares credited to a Share Account pursuant to the Plan. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

5.4. NON-ASSIGNABILITY OF BENEFITS.

     The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

                                     ARTICLE
                                       6.
                        ADOPTION, AMENDMENT, TERMINATION

6.1. ADOPTION.

     With the prior approval of the Administrator, an Affiliated Organization may adopt the Plan and become a Participating Employer by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan.

6.2. AMENDMENT.

     (a) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

     (b) An amendment adopted in accordance with Subsection (a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by an Affiliated Organization, as if he or she had terminated employment immediately prior to the effective date of the amendment. Notwithstanding the foregoing, prior to, but not after, a Change of Control, the Company reserves the right to eliminate Section 4.1(d)(iv) with respect to the entire Account balances of all or any group of Participants.

     (c) Any amendment that changes the method of determining the earnings credited to Participants' Accounts pursuant to Section 3.3 is effective with respect to the portion of the Accounts attributable to credits made before the date on which the amendment is adopted only if the Company's Board determines in good faith that on that date, it is reasonably likely that, in the long run, the new method will not result in materially lower earnings credits than the old method.

     (d) The provisions of the Plan in effect at the termination of a Participant's employment will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

6.3. TERMINATION OF PARTICIPATION.

     Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3, or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

     (a)  terminate the Participant's future participation in the Plan;

     (b) cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum; and/or

     (c) transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

6.4. TERMINATION.

     The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment.

                                     ARTICLE
                                       7.
                  DEFINITIONS, CONSTRUCTION AND INTERPRETATION

     The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

7.1. ACCOUNT.

     "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

7.2. ACTIVE PARTICIPANT.

     "Active Participant" with respect to a Plan Year is a Qualified Employee or Qualified Director who is eligible to make deferrals pursuant to the Plan during the Plan Year, for the portion of the Plan Year during which he or she remains eligible.

7.3. ADMINISTRATOR.

     The "Administrator" of the Plan is the Company's Benefits Administration Committee or the person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

7.4. AFFILIATED ORGANIZATION.

     An "Affiliated Organization" is the Company and any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b) that includes the Company.

7.5. ANNUAL BONUS.

     "Annual Bonus" with respect to a Participant who is a Qualified Employee for a Plan Year means the annual cash bonus earned during the Plan Year and paid to the Participant by a Participating Employer during the following Plan Year or that would have been so paid but for an election made pursuant to the Plan.

7.6. BASE COMPENSATION.

     "Base Compensation" with respect to a Participant who is a Qualified Employee for a Plan Year means the regular cash remuneration for services rendered as a Qualified Employee or salary continuation benefits paid to the Participant by a Participating Employer during the Plan Year or that would have been so paid but for an election made pursuant to the Plan, excluding the following:

     (a)  any bonus;

     (b) the value of life insurance coverage included in the Participant's wages under Code section 79;

     (c)  any car allowance, moving expense or mileage reimbursement;

     (d)  any educational assistance payment;

     (e)  any lump sum severance pay;

     (f) any payments under any qualified or nonqualified plan of deferred compensation;

     (g) any benefit under any qualified or nonqualified stock option or stock purchase plan; or

     (h)  any other element of compensation specified in Plan Rules.

     Base Compensation with respect to a Participant who is a Qualified Director for a Plan Year means the compensation that is paid, or would be paid but for an election made pursuant to the Plan, to the Qualified Director during the Plan Year in cash for his or her services to the Company as an "independent" (I.E., non-employee) director of the Company, including, without limitation, retainer fees for service on the Company's board of directors and committees of the board and fees for attendance at regular or special meetings of the board and board committees, but does not include travel expense allowances or other expense reimbursement.

7.7. BOARD.

     "Board" means the board of directors of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

7.8. BENEFICIARY.

     "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(e) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

7.9. CASH ACCOUNT.

     "Cash Account" with respect to a Participant is the bookkeeping account described in Section 3.1.

7.10. CHANGE OF CONTROL.

     (a) A "Change of Control" means (1) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to, or the merger or consolidation of the Company with, a "person" or (2) a change of control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, such time as (a) any person becomes, after January 1, 1996, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25 percent or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors or (b) the "continuity directors" cease for any reason to constitute at least a majority of the Company's board of directors.

     (b) For purposes of this section, (1) "person" means any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act, other than the Company, any corporation or other form of business entity that is directly or indirectly controlled by the Company or any benefit plan sponsored by the Company or a corporation or other form of business entity that is directly or indirectly controlled by the Company and
          (2) "continuity director" means any individual who is a member of the Company's board of directors on January 1, 1996, while he or she is a member of the board, and any individual who subsequently becomes a member of the board whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).

7.11. CODE.

     "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.12. COMPANY.

     "Company" means Jostens, Inc.

7.13. CROSS REFERENCE.

     References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

7.14. EFFECTIVE DATE.

     "Effective Date" means January 1, 1996.

7.15. ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.16. EXCHANGE ACT.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.17. GOVERNING LAW.

     To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to its conflict of laws rules of the State of Minnesota or any other jurisdiction.

7.18. HEADINGS.

     The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

7.19. LONG-TERM INCENTIVE PAYOUT.

     "Long-Term Incentive Payout" with respect to a Participant who is a Qualified Employee means a long-term incentive award payout made to the Participant by a Participating Employer in the form of cash or Shares pursuant to the Company's 1992 Stock Incentive Plan (or any successor plan) or the payout that would have been made but for an election made pursuant to the Plan.

7.20. MARKET PRICE.

     "Market Price" means the closing sale price for Shares on a specified date or, if Shares were not then traded, on the most recent prior date when Shares were traded, all as quoted in THE WALL STREET JOURNAL reports of New York Stock Exchange - Composite Transactions.

7.21. MERGER DATE.

     "Merger Date" means August 15, 1996.

7.22. NUMBER AND GENDER.

     Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

7.23. PARTICIPANT.

     "Participant" is a current or former Active Participant to whose Account amounts have been credited pursuant to Article 3 and who has not ceased to be a Participant pursuant to Section 2.6.

7.24. PARTICIPATING EMPLOYER.

     "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Qualified Employees and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliated Organization.

7.25. PLAN.

     "Plan" means the Jostens, Inc. Deferred Compensation Plan, as from time to time amended or restated. In the case of a Participant who was a Participant in the Jostens, Inc. Directors' Deferred Compensation Plan prior to the Merger Date, references to the Plan for the period prior to the Merger Date are to the Jostens, Inc. Directors' Deferred Compensation Plan. In the case of a Participant who was a Participant in the Jostens, Inc. Officers' Deferred Compensation Plan prior to the Merger Date, references to the Plan for the period prior to the Merger Date are to the Jostens, Inc. Officers' Deferred Compensation Plan.

7.26. PLAN YEAR.

     "Plan Year" means the calendar year.

7.27. PLAN RULES.

     "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

7.28. QUALIFIED DIRECTOR.

     "Qualified Director" means an individual who is a member of the Company's board of directors and is independent (I.E., is not an employee of the Company or any of its affiliates or subsidiaries).

7.29. QUALIFIED EMPLOYEE.

     "Qualified Employee" means an individual who (a) is an executive of the Company elected by the Company's board of directors or an employee of the Company with a salary grade of 15 or above or (b) was an executive of the Company elected by the Company's board of directors or an employee of the Company with a salary grade of 15 or above on the date on which he or she ceased to perform services for all Participating Employers as an employee if he or she
(i) is receiving salary continuation benefits from a Participating Employer and
(ii) has not received such salary continuation benefits for a period of more than two consecutive years.

7.30. RESTRICTED STOCK UNIT SUBACCOUNT.

     "Restricted Stock Unit Subaccount" with respect to a Participant is the bookkeeping subaccount described in Section 3.1.

7.31. SHARES.

     "Shares" means shares of common stock of the Company, $.33-1/3 par value, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.3(b)(ii).

7.32. SHARE ACCOUNT.

     "Share Account" with respect to a Participant is the bookkeeping account described in Section 3.1.

7.33. TERMINATION OF EMPLOYMENT.

     An individual who participates in the Plan as a Qualified Employee will be deemed to have terminated employment for purposes of the Plan on the later of
(a) the date on which he or she has completely severed his or her employment relationship with all Affiliated Organizations and (b) the earlier of the date as of which (i) his or her salary continuation benefits from a Participating Employer end and (ii) he or she has received such salary continuation benefits for a period of two consecutive years.

7.34. TRUST.

     "Trust" means any trust or trusts established by a Participating Employer pursuant to Section 5.1.

7.35. TRUSTEE.

     "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

7.36. UNFORESEEABLE EMERGENCY.

     "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

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

                                    ARTICLE
                                       8.
                                 ADMINISTRATION

8.1. ADMINISTRATOR.

     The general administration of the Plan and the duty to carry out its provisions is vested in the Company's Benefits Administration Committee. Such Committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

8.2. PLAN RULES AND REGULATIONS.

     The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

8.3. ADMINISTRATOR'S DISCRETION.

     The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

8.4. SPECIALIST'S ASSISTANCE.

     The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

8.5. INDEMNIFICATION.

     The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

8.6. BENEFIT CLAIM PROCEDURE.

     (a) If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

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

     (b) The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

     (c) The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

     (d) Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

     (e) The foregoing 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90- or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90- or 60-day period, as the case may be.

     (f) A Participant or Beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding.

8.7. DISPUTES.

     (a) In the case of a dispute between a Qualified Employee Participant or his or her Beneficiary and a Participating Employer, the Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Minnesota is a proper venue for any action initiated by or against the Participating Employer, Administrator or other person and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

     (b) Regardless of where an action relating to or arising from the participation in the Plan by a Qualified Employee is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the Plan brought against the Plan, a Participating Employer, the Administrator or any other person or against any such Participant or his or her Beneficiary.

     (c) In the event of a Change of Control, the Participating Employers will pay all of the legal fees and expenses reasonably incurred by a Participant or Beneficiary of a deceased Participant to enforce his or her rights under the Plan as in effect immediately before such Change of Control. The Participating Employers will pay such fees and expenses promptly after bills therefor are submitted from time to time by attorneys representing the claimant. However, the Participating Employers will not be obligated to pay such fees and expenses if a court of competent jurisdiction finds of law that the claim is not well grounded in fact and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law and will be entitled to full reimbursement of any amounts previously paid pursuant to this subsection. In any such proceeding, the burden of proof is on the Participating Employers. Notwithstanding anything else contained in the Plan, the rights of Participants and their Beneficiaries under this subsection survive amendment of this subsection, as well as termination of the Plan, after a Change of Control, regardless of whether such rights arise before or after the date of amendment or termination.

                                     ARTICLE
                                       9.
                                  MISCELLANEOUS

9.1. WITHHOLDING AND OFFSETS.

     The Participating Employers and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and, prior to a Change of Control, the Participating Employers may offset against amounts payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

9.2. OTHER BENEFITS.

     Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

9.3. NO WARRANTIES REGARDING TAX TREATMENT.

     The Participating Employers make no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

9.4. NO RIGHTS TO CONTINUED SERVICE CREATED.

     Neither the establishment of or participation in the Plan gives any individual the right to continued employment or service on the Company's board of directors or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or service on the Company's board of directors or otherwise deal with any individual without regard to the effect which such action might have on him or her with respect to the Plan.

9.5. SUCCESSORS.

     Except as otherwise expressly provided in the Plan, all obligations of the Participating Employers under the Plan are binding on any successor to the Participating Employer whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Participating Employer.

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